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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of Jacor Communications, Inc., Jacor Communications Company and Subsidiary Guarantors on Form S-3 of our report dated February 12, 1996, except for Note 14, as to which the date is March 13, 1996, on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in Jacor Communications, Inc's Annual Report on Form 10-K; and of our report dated November 15, 1996, on our audits of the combined financial statements of the Selected Gannett Radio Stations as of December 31, 1995 and September 29, 1996, and for the years ended December 25, 1994 and December 31, 1995 and for the nine month period ended September 29, 1996, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K, dated December 12, 1996; and of our report dated November 8, 1996, on our audits of the consolidated financial statements of Regent Communications, Inc. as of December 31, 1995 and September 30, 1996 and for the years ended December 31, 1994 and 1995 and for the nine month period ended September 30, 1996, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K, dated December 20, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
January 2, 1997